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Ex-23
Exhibit No. 3




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form 10-SB for TEQ - 1 Corporation, of our report dated April 6, 2000, relating to the December 31, 1999 and 1998 financial statements of TEQ - 1 Corporation, which appears in such registration statement.



/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
May 8, 2000




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